Exhibit 10.12

JOINDER TO

AND AGREEMENT TO BE BOUND BY STOCK ESCROW AGREEMENT AND LETTER AGREEMENT

Stewart Martin (the “Transferee”), who is the proposed transferee of 4,000 shares (the “Shares”) of the common stock, $.0001 par value per share (“Common Stock”) of Jensyn Acquisition Corp., a Delaware corporation (the “Company”), comprised of (a) 1,000 shares registered in the name of Jeffrey J. Raymond, (b) 1,000 Shares registered in the name of Rebecca Irish, (c) 1,000 Shares registered in the name of Joseph J. Raymond and (d) 1,000 shares registered in the name of Peter Underwood (each a “Transferor” and collectively the “Transferors”), hereby acknowledges that he has read and reviewed (i) the Stock Escrow Agreement dated as of March 2, 2016 (the “Escrow Agreement”) by and among the Company, Continental Stock Transfer & Trust Company (the “Escrow Agent”) and each of the shareholders of the Company that is a signatory thereto filed as Exhibit 10.4 to the Company’s Report on Form 8-K which was filed with the Securities and Exchange Commission on March 11, 2016 (the “Form 8-K”) and (ii) each of the Letter Agreements dated March 2, 2016 between the Company and the Transferors filed as Exhibits 10.3(a), 10.3(b), 10.3(c) and 10.3(d), respectively, to the Form 8-K. Transferee hereby agrees that the Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement and Transferee hereby agrees to, and upon transfer of the Shares to Transferee, Transferee shall be bound by, the terms and conditions of the Escrow Agreement and the Letter Agreements applicable to the Transferors.

The Transferee hereby represents and warrants to the Transferors as follows:

1.	The Transferee understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and (ii) the Shares may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements.

2.	The Transferee is acquiring the Shares for his own account and not with a view to or for distribution in a manner that would violate the Act.

3.	The Transferee is an “accredited investor,” as such term is defined in Rule 501(a)(1) of Regulation D under the Act, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares and, having had access to or having been furnished with all such information as he has considered necessary, has concluded that he is able to bear those risks.

4.	The Shares were not offered or sold to the Transferee by any form of general solicitation or general advertising.

5.	The Transferee acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Shares: “These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if registered or if an exemption from registration is available.”

(signature page follows)

Dated: November 11, 2016

TRANSFEREE

/s/ Stewart Martin
Stewart Martin

Signature Page to Joinder Agreement